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                                                                       Exhibit 5


                              Baker & Hostetler LLP
                            3200 National City Center
                             1900 East Ninth Street
                           Cleveland, Ohio 44114-3485


                                 October 6, 2003


Developers Diversified Realty Corporation
3300 Enterprise Parkway
Beachwood, Ohio 44122


Ladies and Gentlemen:

     As counsel for Developers Diversified Realty Corporation, an Ohio corporation (the "Company"), we are familiar with the Company's Registration Statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or about the date hereof, with respect to the offering from time to time by the Company of an aggregate of up to $1,000,000,000 of the following securities of the Company: (i) one or more series of senior debt securities ("Senior Securities") to be issued under an Indenture dated as of May 1, 1994 between the Company and National City Bank, as trustee, including any applicable supplement thereto (the "Senior Indenture"); (ii) one or more series of subordinated debt securities ("Subordinated Securities") to be issued under an Indenture dated as of May 1, 1994 between the Company and JPMorgan Chase Bank (successor to Chemical Bank), as trustee, including any applicable supplement thereto (the "Subordinated Indenture") (the Senior Securities and the Subordinated Securities collectively, the "Debt Securities," and the Senior Indenture and the Subordinated Indenture collectively, the "Indentures"); (iii) Common Shares, without par value (the "Common Shares"); (iv) Warrants to purchase Common Shares (the "Common Share Warrants"); (v) one or more series of Class A Cumulative Preferred Shares, without par value (the "Class A Shares"); (vi) one or more series of Class B Cumulative Preferred Shares, without par value (the "Class B Shares"); (vii) one or more series of Class C Cumulative Preferred Shares, without par value (the "Class C Shares"); (viii) one or more series of Class D Cumulative Preferred Shares, without par value (the "Class D Shares"); (ix) one or more series of Class F Cumulative Preferred Shares, without par value (the "Class F Shares"); (x) one or more series of Class G Cumulative Preferred Shares, without par value (the "Class G Shares"); (xi) one or more series of Class H Cumulative Preferred Shares, without par value (the "Class H Shares");
(xii) one or more series of Class I Cumulative Preferred Shares, without par value (the "Class I Shares"); (xiii) one or more series of Class J Cumulative Preferred Shares, without par value (the "Class J Shares"); (xiv) one or more series of Class K Cumulative Preferred Shares, without par value (the "Class K Shares"); (xv) one or more series of Noncumulative Preferred Shares, without par value (the "Noncumulative Preferred Shares," and collectively with the Class A Shares, the Class B Shares, the Class C Shares, the Class D Shares, the Class F Shares, the Class G Shares, the Class H Shares, the Class I Shares, the Class J Shares and the Class K Shares, the "Preferred Shares"); and (xvi) Depositary Shares representing whole or fractional parts of one or more series of the Preferred Shares (the "Depositary Shares"). The Debt Securities, the Common Shares, the Common Share Warrants, the Preferred Shares and the Depositary Shares are collectively referred to herein as the "Securities."


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     In connection with the foregoing, we have examined originals or copies, certified or otherwise identified to our satisfaction, of those documents and instruments filed as exhibits to the Registration Statement and such records of the corporate proceedings of the Company and such other documents as we deemed necessary to render this opinion.

     Based on the foregoing and subject to the qualifications and limitations set forth below, we are of the opinion that:

     1. When (a) Senior Securities in substantially the form filed as an exhibit to the Registration Statement shall have been duly executed and authenticated in accordance with the terms of the Senior Indenture, (b) the Senior Indenture shall have been qualified under the Trust Indenture Act of 1939 and (c) those Senior Securities shall have been issued and sold as described in the Registration Statement including the prospectus supplement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement and any related terms agreement approved by the board of directors of the Company, and in a manner contemplated in the Registration Statement, including the prospectus supplement relating to those Senior Securities, those Senior Securities will be legally issued, and will be valid and binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization or other laws relating to the enforcement of creditors' rights generally or by general principles of equity.

     2. When (a) Subordinated Securities in substantially the form filed as an exhibit to the Registration Statement shall have been duly executed and authenticated in accordance with the terms of the Subordinated Indenture,
     (b) the Subordinated Indenture shall have been qualified under the Trust Indenture Act of 1939, and (c) those Subordinated Securities shall have been issued and sold as described in the Registration Statement including the prospectus supplement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement and any related terms agreement approved by the board of directors of the Company, and in a manner contemplated in the Registration Statement, including the prospectus supplement relating to those Subordinated Securities, those Subordinated Securities will be legally issued and will be valid and binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization or other laws relating to the enforcement of creditors' rights generally or by general principles of equity.

     3. When Common Shares shall have been issued and sold as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement and any related terms agreement approved by the board of directors of the Company, and in a manner contemplated in the Registration Statement, including the prospectus supplement relating to those Common Shares, those Common Shares will be validly issued, fully paid and nonassessable.

     4. When Common Share Warrants shall have been issued and sold as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement and any related terms agreement approved by the board of directors of the Company, and in a manner contemplated in the Registration Statement, including the prospectus supplement relating to those Common Share Warrants, those Common Share Warrants will be legally issued, and will be valid and binding obligations of the Company, except as may be limited by


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     bankruptcy, insolvency, reorganization or other laws relating to the enforcement of creditors' rights generally or by general principles of equity.

     5. When Preferred Shares shall have been issued and sold as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement and any related terms agreement approved by the board of directors of the Company, and in a manner contemplated in the Registration Statement, including the prospectus supplement relating to those Preferred Shares, those Preferred Shares will be validly issued, fully paid and nonassessable.

     6. When Depositary Shares shall have been issued and sold as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement and any related terms agreement approved by the board of directors of the Company, and in a manner contemplated in the Registration Statement, including the prospectus supplement relating to those Depositary Shares, those Depositary Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and the reference to us under the caption "Legal Matters" in the prospectus that is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.


                                        Very truly yours,


                                        /s/ Baker & Hostetler LLP

                                        Baker & Hostetler LLP


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